SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):       OCTOBER 26, 2004


                                 HUMATECH, INC.
             (Exact name of registrant as specified in its charter)


           ILLINOIS                 O-28557                      36-3559839
      (State or other             (Commission                 (I.R.S. Employer
jurisdiction of incorporation)     File Number)              Identification No.)


                           1959 SOUTH VAL VISTA DRIVE
                                    SUITE 130
                              MESA, ARIZONA 85204
              (Address of principal executive offices) (zip code)


                                 (480) 813-8484
              (Registrant's telephone number, including area code)


         (Former name or former address, if changed since last report.)


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ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

     On October 26, 2004, we issued 50,000 shares of common stock, restricted in accordance with Rule 144, to an unrelated consultant, for services performed for the company. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was a sophisticated investor.

     On October 26, 2004, we issued 1,588,130 shares of common stock, restricted in accordance with Rule 144, pursuant to a conversion request from an unrelated party, for the payment, in full, of a promissory note in the amount of $158,813. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was a sophisticated investor.

     On October 26, 2004, we issued 60,000 shares of common stock, restricted in accordance with Rule 144, and warrants to purchase 225,000 shares of our common stock at an exercise price of $0.25 per share, to an unrelated consultant for services rendered to the company as a spokesperson, counselor to management, and certain other duties. The issuances were exempt from registration pursuant to
Section 4(2) of the Securities Act of 1933, and the consultant was a sophisticated investor.


EXHIBITS

     None.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: October 26, 2004                                  Humatech, Inc.,
                                                         an Illinois corporation


                                                         /s/ David G. Williams
                                                         ---------------------
                                                         By: David G. Williams
                                                         Its: President


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